UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(c)

On November 10, 2005, Mario Martin Lanzoni was appointed Controller and Treasurer of America Online Latin America, Inc. ("AOLA"). From October 2004 to November, 2005, Mr. Lanzoni served as AOLA's Director of Business Planning. From April 2002 until October 2004, Mr. Lanzoni served as AOLA's Senior Manager of Finance and Planning. From March 2000 until April 2002, Mr. Lanzoni was Finance Manager of AOLA's subsidiary in Argentina.

Mr. Lanzoni is party to an Amended and Restated Key Employee Retention Agreement with AOLA (the "Lanzoni Retention Agreement"). Pursuant to this agreement, Mr. Lanzoni's current annual salary of $109,000 will be increased to $112,815 effective January 1, 2006. In addition, if Mr. Lanzoni remains employed by AOLA on each of the following dates, he will receive the following amounts: $27,250 on January 1, 2006, $65,000 on March 1, 2006 and $112,815 on December 1, 2006. Payment of these amounts will be accelerated (1) upon the termination of the employment of Mr. Lanzoni by AOLA or its successor, as applicable, without Cause (as defined in the Lanzoni Retention Agreement), (2) if Mr. Lanzoni terminates his employment with the AOLA or its successor, as applicable, for Good Reason (as defined in the Lanzoni Retention Agreement) or (3) upon the death of Mr. Lanzoni. The Lanzoni Retention Agreement has been submitted to the United States Bankruptcy Court for the District of Delaware for approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

November 15, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer